Exhibit 99.1

CONCENTRIX SHAREHOLDERS VOTE TO SUPPORT WEBHELP COMBINATION
NEWARK, Calif., August 4, 2023 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, is delighted to announce that, at its special meeting of stockholders held earlier today, Concentrix shareholders voted to approve the issuance of Concentrix common stock in connection with the proposed combination with Webhelp. The transaction remains subject to customary closing conditions, including regulatory approvals, and is expected to close in the fourth quarter.
At the special meeting of stockholders, more than 89% of the outstanding shares of Concentrix common stock were present or represented by proxy, and more than 92% of these shares voted in favor of the share issuance. The final voting results of the Concentrix special meeting will be reported in a Form 8-K to be filed with the U.S. Securities and Exchange Commission.
About Concentrix
We’re Concentrix (Nasdaq: CNXC), a leading global provider of customer experience (CX) solutions and technology. We Reimagine everything CX to improve business performance for some of the world’s best brands, and the ones that are changing the world as we know it. Every day, we Design, Build and Run CX for over 130 Fortune Global 500 and 125 new economy clients. Whether it’s a specific solution or the whole end-to-end journey, we’ve got it covered. We’re the strategic thinkers who design brand-defining experiences. The tech geeks who build smarter solutions. And the operational experts who run it all and make it work seamlessly. Across 40 countries and 6 continents, we provide services across key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Location: Virtually Everywhere. Visit www.concentrix.com to learn more.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the expected timing of the closing of the combination with Webhelp. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks detailed from time to time in Concentrix’ filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Concentrix as of the date hereof, and Concentrix does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306